UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2005

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 4, 2005, the Audit Committee of our Board of Directors concluded that our previously issued financial statements for the fiscal years ended December 27, 2003 and December 28, 2002, should no longer be relied upon. We will restate our previously issued financial statements for 2003 and 2002 in our Annual Report on Form 10-K for the fiscal year ended December 25, 2004. The Audit Committee of our Board of Directors has discussed the matters disclosed in this report with Ernst & Young LLP, our independent registered public accounting firm.

We will restate our previously issued financial statements to reflect a modification in our accounting for amortization expense for our intangible asset related to our right to manufacture our vaccine against S. aureus infections, StaphVAX® at Dow Biopharmaceuticals Contract Manufacturing (“Dow”). The asset was fully written off in 2003 when we terminated our agreement with Dow. This restatement has no impact on our balance sheet at December 27, 2003 or our cash position and our financial results previously furnished on our Form 8-K dated February 15, 2005 for the year ended December 25, 2004 or our guidance for future periods.

During the process of finalizing the 2004 financial statements, we determined that we had received a benefit from our intangible manufacturing right asset in prior fiscal years when we had recorded no amortization expense. This determination led to our decision to restate the financial statements for these periods for additional amortization expense. The following table summarizes the impact of this restatement on the company’s results of operations for the following periods:

(In thousands)	December 27, 2003	December 28, 2002
Increase in amortization expense	$(1,618)	$(932)
Decrease in write-off manufacturing right	2,840

Decrease net operating loss/(decrease net operating income)	$1,222	$(932)

Increase/(decrease) in (provision) benefit for income taxes	(456)	351

Decrease net loss/(decrease net income)	$766	$(581)

Net (loss) income originally reported as $(6.8) million or $(0.16) per share for the year ended December 27, 2003 and $2.1 million or $0.05 per share for the year ended December 28, 2002 have been restated as $(6.1) million or $(0.14) per share and $1.5 million or $0.04 per share, respectively.

In October 2003 we made a decision to establish a new manufacturing relationship with Cambrex Bio Science Baltimore, Inc. to support an opportunity for earlier commercialization of StaphVAX in Europe. As a result, we terminated our contract manufacturing agreement with Dow on October 9, 2003 and reported a non-cash write off equal to the recorded value of the manufacturing right asset as of that date. As restated, this write off amount totals $9.7 million versus $12.6 million reported previously. The restatement of amortization expense related to this asset will not require restatement of our December 27, 2003 balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: March 10, 2005	By:	/s/ Mark L. Smith
	Name:	Mark L. Smith
	Title:	Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer